UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 27, 2020

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.322, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07: Submission of Matters to a Vote of Security Holders.

On January 27, 2020, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of December 11, 2019, the record date for the Special Meeting, 19,263,841 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting. A summary of the matters voted upon by stockholders at the Special Meeting is set forth below.

A total of 15,424,398 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 80.07% of the shares of common stock outstanding as of the record date for the Annual Meeting.

Proposal 1. Amendment of Certificate of Incorporation.

At the Special Meeting, the Company’s stockholders approved an amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio of not less than 1-for-2, and not greater than 1-for-60, with the exact ratio and effective time of the reverse stock split to be determined by the Company’s Board of Directors as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on December 23, 2019.

The final voting results are as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
11,564,896	3,662,121	197,381	0

If the Company’s Board of Directors determines to effect a reverse stock split, the ratio and effective date of the reverse stock split (if any) will be reported on a separate Current Report on Form 8-K. If the reverse split is not effected within 12 months after the date of the Special Meeting, the authority of the Company’s Board of Directors to effect the reverse stock split will terminate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: January 30, 2020	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)